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                                Exhibit 10.3



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                       WARRANT SOLICITATION FEE LETTER
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JULY 12, 2006

Viceroy Acquisition Corporation
8235 Forsyth Boulevard
Suite 400
St. Louis, Missouri 63105

In connection with the placing and admission to the Alternative Investment Market of the London Stock Exchange plc ("AIM") of the Shares and Warrants of Viceroy Acquisition Corporation (the "COMPANY") as more particularly described in the admission document dated July __, 2006 relating thereto (the "ADMISSION DOCUMENt"), we are writing to confirm the basis on which the Company is to engage CRT Capital Group LLC ("CRT") as its agent for the solicitation of the exercise of the Warrants (the "SOLICITATION ENGAGEMENT").

NATURE OF THE SOLICITATION ENGAGEMENT

The Company hereby engages CRT, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company will (i) assist CRT with respect to such solicitation, as reasonably requested by CRT, and (ii) at CRT's request, provide CRT, and direct the Company's transfer agent and warrant agent to deliver to CRT, at the Company's cost, lists of the registered holders and, to the extent known, beneficial owners of, the Warrants. In addition to soliciting the exercise of the Warrants, CRT's services may (subject to compliance with applicable laws) also include disseminating information, orally or in writing, to Warrant holders about the Company or the market for the Company's securities and assisting in the processing of the exercise of the Warrants.

WARRANT SOLICITATION FEES

Subject to the terms set out herein, commencing one year from the date of admission the Company will pay CRT for such services rendered in connection with the solicitation of such Warrants a warrant solicitation fee (the "WARRANT SOLICITATION FEE") of two percent of the exercise price for each Warrant exercised for cash as a result of CRT's solicitation efforts on the terms provided for herein and in the warrant deed executed by the Company and the warrant agent on or about the date hereof (the "WARRANT DEED"). The Warrant Solicitation Fee will be payable on the date of the exercise of each Warrant in accordance with the terms of this letter to the extent not inconsistent with the rules and regulations of AIM or the terms and conditions of the Warrant Deed; provided, however, no Warrant Solicitation Fee shall be payable with respect to such Warrants exercised on or subsequent to any public announcement of a potential sale of all or substantially all of the assets or more than 50 percent of the outstanding issued share


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capital of the Company through the earlier of (1) the date of consummation of such sale, (2) the abandonment of such sale or (3) the date occurring six months after the date of such commencement, and following such event the entitlement to the Warrant Solicitation Fee shall be reinstated with respect to Warrants exercised on or after that date.

Notwithstanding the foregoing, the Warrant Solicitation Fee shall be paid only if:

(i) the market price of the underlying Shares at the time of such exercise of the Warrants is not lower than an amount equal to 102% of the exercise price of the Warrants (the "WARRANT PRICE") at the time of exercise;

(ii) the Warrant Solicitation Fee and related arrangements are disclosed to the Warrant holders at the time of exercise of the Warrants in a prospectus, solicitation notice or any other written solicitation materials provided to Warrant holders in connection with the exercise of the Warrants;

(iii) the Warrant Price is paid by the Warrant holder to the Company in cash;

(iv) the exercise of the Warrants was solicited by CRT (or its sub-agent) and the Warrant holder has confirmed this in writing;

(v) the Warrants were not held in a discretionary account except where prior written approval for exercise of the Warrants in such account has been received from the relevant customer;

(iv) the Company requested CRT to solicit the exercise of the Warrants and has published a notice of the redemption of the Warrants; and

(v) the solicitation of the exercise of the Warrants was not in violation of Regulation M, to the extent applicable at the time of any solicitation, (as such rules or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, as amended or any provision of the Financial Services and Markets Act 2000 or any other applicable law or regulation then applicable to the Warrants, their exercise or the solicitation of such exercise.

CRT may engage sub-agents (including KBC Peel Hunt Ltd. ("KBC")) in its solicitation efforts. Notwithstanding the foregoing, no Warrant Solicitation Fee will be paid to CRT with respect to the exercise of Warrants owned by CRT or KBC or any of their respective affiliates, directors or officers, or the directors or officers of the Company or the Founding Shareholders or their designees, including any Warrants owned by Paul Anthony Novelly or his designees and purchased in the Placing or acquired after Admission. The Company and CRT agree to disclose the arrangement to pay such Warrant Solicitation Fee to CRT in any offering document used by the Company in connection with the offering of the Units.


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MISCELLANEOUS

Capitalised terms used but not defined in this letter have the meanings given to them in the Admission Document.

This letter shall be governed in all respects by the laws of England and Wales.

Please sign and return the attached copy of this letter to indicate your agreement to its terms.

Yours faithfully
FOR CRT CAPITAL GROUP LLC


/s/
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Accepted by:



/s/ Douglas D. Hommert
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       Douglas D. Hommert, Executive
       Vice President

For and on behalf of
Viceroy Acquisition Corporation



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